                                                                 Exhibit 4.2.1


     DECLARATION OF TRUST, dated as of April 12, 1999 (this "Declaration of Trust"), among Litchfield Financial Corporation, a Massachusetts corporation, as Sponsor (the "Sponsor"), and The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee (the "Property Trustee"), The Bank of New York (Delaware), a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Delaware Trustee"), and Ronald E. Rabidou, not in his individual capacity but solely as trustee (the Property Trustee, Delaware Trustee and such individual as trustee, collectively the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

     1. The Delaware business trust created hereby shall be known as "Litchfield Capital Trust I" (the "Trust"), in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trust hereby acknowledges receipt of such amount from the Sponsor, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C, ss. 3801, et seq, (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with provisions of the Business Trust Act. The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities") in exchange for cash and investing the proceeds thereof in junior subordinated debentures of the Sponsor, (ii) issuing and selling common securities representing an undivided beneficial interest in the assets of the Trust (the "Common Securities") to the Sponsor in exchange for cash and investing the proceeds thereof in additional junior subordinated debentures of the Sponsor, and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

     3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. The Sponsor, as the sponsor of the Trust, is hereby authorized (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities and certain other securities of the Sponsor and (b) if the Sponsor shall deem it desirable, a Registration Statement on Form 8-A (the "1934 Act Registration Statement")

(including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) if the Sponsor shall deem it desirable, to prepare and file with the New York Stock Exchange or one or more national securities exchange(s) (each, an "Exchange") or the National Association of Securities Dealers, Inc. (the "NASD") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any such Exchange or the NASD's Nasdaq National Market ("Nasdaq"), (iii) to prepare and file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Sponsor, on behalf of the Trust, may deem necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable, (iv) to negotiate the terms of and execute on behalf of the Trust an underwriting agreement among the Trust, the Sponsor and any underwriter(s), dealer(s) or agent(s ) relating to the Preferred Securities, as the Sponsor, on behalf of the Trust, may deem necessary or desirable, and (v) to execute and deliver on behalf of the Trust letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, any Exchange, Nasdaq, the NASD or state securities or blue sky laws, to be executed on behalf of the Trust by a Trustee, any natural person appointed pursuant to Section 6 hereof, in his or her capacity as trustee of the Trust, and the Sponsor are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

     5. This Declaration of Trust may be executed in one or more counterparts.

     6. The number of Trustees shall initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than three (3); and provided, further that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and meets other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days' prior notice to the Sponsor.

     7. The Trust may be dissolved and terminated before the issuance of the Preferred Securities at the election of the Sponsor.

     8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.


                                   LITCHFIELD FINANCIAL CORPORATION,
                                   as Sponsor


                                   By: /s/ Ronald E. Rabidou
                                       ________________________________________
                                   Name: Ronald E. Rabidou
                                   Title: Chief Financial Officer


                                   THE BANK OF NEW YORK (DELAWARE),
                                   not in its individual capacity but solely as Delaware Trustee


                                   By: /s/ Mary Jane Morrissey
                                       ________________________________________
                                   Name: Mary Jane Morrissey
                                   Title: Authorized Signatory


                                   THE BANK OF NEW YORK,
                                   not in its individual capacity but solely as Property Trustee


                                   By: /s/ Michael Culhane
                                       ________________________________________
                                   Name: Michael Culhane
                                   Title: Vice President

                                   JOHN J. MALLOY,
                                   not in his individual capacity but solely as Regular Trustee

                                       /s/ John J. Malloy
                                       ________________________________________



                                   HEATHER A. SICA,
                                   not in her individual capacity but solely as Regular Trustee

                                       /s/ Heather A. Sica
                                       ________________________________________


                                   RONALD E. RABIDOU,
                                   not in his individual capacity but solely as Regular Trustee

                                   /s/ RONALD E. RABIDOU
                                   ____________________________________________




                                       3